Exhibit 99

FORM 3 JOINT FILER INFORMATION

NAME:  Fox Television Stations, Inc.

ADDRESS: 1211 Avenue of the Americas, 21st Floor
         New York, NY 10036

DESIGNATED FILER:  News Corporation

ISSUER AND TICKER SYMBOL:  Macrovision Solutions Corporation (MVSND)

DATE OF EVENT REQUIRING REGISTRATION: May 2, 2008

SIGNATURE:  By: /s/ Lawrence A. Jacobs, as Senior Executive Vice President